Exhibit 99.1

ENTERTAINMENT PROPERTIES TRUST REPORTS
FIRST QUARTER RESULTS

Kansas City, MO, May 1, 2012 -- Entertainment Properties Trust (NYSE:EPR) today announced operating results for the first quarter ended March 31, 2012.

Total revenue was $77.9 million for the first quarter of 2012, representing a 6% increase from $73.6 million for the same quarter in 2011. Net income available to common shareholders was $15.4 million, or $0.33 per diluted common share, for the first quarter of 2012 compared to $34.2 million, or $0.73 per diluted common share, for the same quarter in 2011. Funds From Operations (FFO) for the first quarter of 2012 was $40.3 million, or $0.86 per diluted common share, compared to $31.4 million, or $0.67 per diluted common share, for the same period in 2011. FFO as adjusted for the first quarter of 2012 was $40.4 million, or $0.86 per diluted common share, compared to $39.1 million, or $0.84 per diluted common share, for the same period in 2011.

David Brain, President and CEO, commented, “In the first quarter we delivered strong operating results and established solid early momentum by delivering significant new investment commitments. Additionally, we are positioning the Company for ongoing growth, as we continue to find attractive opportunities in the entertainment, education and recreation categories. We continue to realign our portfolio and extract capital from our winery assets as part of our strategic exit from that business, and reinvest it in higher yield categories. The strength of these results, combined with the anticipated contribution from further new investments, supports our recent dividend increase and should allow us to continue to grow and drive shareholder value.”

A reconciliation of FFO to FFO as adjusted follows (dollars in millions, except per share amounts):

	Three Months Ended March 31,
	2012		2011
	Amount	FFO/share	Amount	FFO/share

FFO	$40.3	$0.86	$31.4	$0.67
Costs associated with loan refinancing or payoff	—	—	6.4	0.14
Transaction costs	0.1	—	1.3	0.03
FFO as adjusted	$40.4	$0.86	$39.1	$0.84

Dividends declared per common share		$0.75		$0.70
FFO payout ratio, as adjusted		87%		83%

Portfolio Update

As of March 31, 2012, the Company's real estate portfolio consisted of 112 megaplex theatres (including two joint venture properties) totaling approximately 8.8 million square feet, and restaurant, retail and other destination recreation and specialty properties totaling 4.7 million square feet. The Company also owned 37 public charter schools (including four public charter school properties under construction), five vineyards totaling approximately 726 plantable acres and eight wineries totaling approximately 640 thousand square feet. At March 31, 2012, the Company's overall real estate portfolio was 98% occupied.

As of March 31, 2012, the Company's real estate mortgage loan portfolio had a carrying value of $364.4 million and included financing provided for entertainment and recreation properties, including ten metropolitan ski areas covering approximately 6,100 acres in six states. Additionally, the Company had $35.4 million in property under development and $184.5 million in land held for development.

Investment Update

The Company's actual investment spending in the first quarter of 2012 totaled $69.7 million and included entertainment investments of $18.0 million, education investments of $22.6 million and recreation investments of $29.1 million. Additionally, approximately $130.0 million of investment spending over the balance of 2012 is expected related to build-to-suit projects initiated in 2011 and signed commitments for 2012. The $200 million approximate combined total puts the Company well on track toward delivering its expected total 2012 investment spending of $250 million to $300 million.

The Company continues to make progress toward selling its remaining vineyard and winery investments. During the first quarter of 2012 or shortly thereafter, the Company entered into non-binding agreements to sell a portion of one of its vineyard properties as well as another winery, and engaged in on-going negotiations for the sale of three other vineyard and winery properties. As a result, the Company reduced the carrying value of these properties to $47.1 million and recorded impairment charges of $12.8 million in the first quarter of 2012 ($.8 million of which is in discontinued operations). As of March 31, 2012, $43.2 million of these properties were not under lease.

Balance Sheet Update

The Company's balance sheet remains strong with a debt to gross assets ratio (defined as total long-term debt to total assets plus accumulated depreciation) of 39% at March 31, 2012. As previously announced, on January 5, 2012, the Company entered into a new $240.0 million unsecured five year term loan facility that includes a $110.0 million accordion feature subject to certain conditions. Similar to the Company's $400.0 million unsecured revolving credit facility, pricing is based on a grid related to the Company's senior unsecured credit ratings, which at closing was LIBOR plus 175 basis points. Upon closing, this rate was effectively fixed at 2.66% for the first four years through interest rate swaps. The net proceeds from this new unsecured term loan facility were primarily utilized to reduce the outstanding balance of the unsecured revolving credit facility, which at March 31, 2012 had $58.0 million outstanding.

Dividend Information

On February 23, 2012, the Company declared a regular quarterly cash dividend of $0.75 per common share, which was paid on April 16, 2012 to common shareholders of record on March 30, 2012. This dividend represents an annualized dividend of $3.00 per common share, an increase of 7% over the prior year. The Company also declared and paid first quarter cash dividends of $0.3594 per share on the 5.75% Series C Convertible Preferred Shares, $0.4609 per share on the 7.375% Series D Preferred Shares and $0.5625 per share on the 9.00% Series E Convertible Preferred Shares.

Guidance Confirmation

The Company is maintaining its previously announced 2012 guidance for investment spending of $250.0 million to $300.0 million and FFO as adjusted per share of $3.50 to $3.70.

Quarterly Supplemental

The Company's supplemental information package for the first quarter ended March 31, 2012 is available on the Company's website at www.eprkc.com.

ENTERTAINMENT PROPERTIES TRUST
Consolidated Statements of Income
(Unaudited)
(Dollars in thousands except per share data)

	Three Months Ended March 31,
	2012	2011
Rental revenue	$58,283	$55,382
Tenant reimbursements	4,822	4,661
Other income	25	24
Mortgage and other financing income	14,741	13,551
Total revenue	77,871	73,618
Property operating expense	6,174	6,166
Other expense	542	493
General and administrative expense	6,467	5,468
Costs associated with loan refinancing or payoff	—	6,163
Interest expense, net	18,141	18,824
Transaction costs	158	1,273
Impairment charges	12,042	—
Depreciation and amortization	12,457	11,871
Income before equity in income from joint ventures and discontinued operations	21,890	23,360
Equity in income from joint ventures	47	774
Income from continuing operations	$21,937	$24,134
Discontinued operations:
Income (loss) from discontinued operations	(28)	1,331
Impairment charges	(801)	(1,800)
Costs associated with loan refinancing or payoff	—	(225)
Gain on sale or acquisition of real estate	282	18,293
Net income	21,390	41,733
Add: Net income attributable to noncontrolling interests	(18)	(2)
Net income attributable to Entertainment Properties Trust	21,372	41,731
Preferred dividend requirements	(6,001)	(7,552)
Net income available to common shareholders of Entertainment Properties Trust	$15,371	$34,179
Per share data attributable to Entertainment Properties Trust common shareholders:
Basic earnings per share data:
Income from continuing operations	$0.34	$0.36
Income from discontinued operations	(0.01)	0.37
Net income available to common shareholders	$0.33	$0.73
Diluted earnings per share data:
Income from continuing operations	$0.34	$0.36
Income from discontinued operations	(0.01)	0.37
Net income available to common shareholders	$0.33	$0.73
Shares used for computation (in thousands):
Basic	46,677	46,503
Diluted	46,945	46,805

ENTERTAINMENT PROPERTIES TRUST
Reconciliation of Net Income Available to Common Shareholders
to Funds From Operations (FFO) (A)
(Unaudited, dollars in thousands except per share data)

	Three Months Ended March 31,
	2012	2011
Net income available to common shareholders of Entertainment Properties Trust	$15,371	$34,179
Gain on sale or acquisition of real estate	(282)	(18,293)
Real estate depreciation and amortization	12,197	13,598
Allocated share of joint venture depreciation	141	109
Impairment charges	12,843	1,800
FFO available to common shareholders of Entertainment Properties Trust	$40,270	$31,393
FFO per common share attributable to Entertainment Properties Trust:
Basic	$0.86	$0.68
Diluted	0.86	0.67
Shares used for computation (in thousands):
Basic	46,677	46,503
Diluted	46,945	46,805
Other financial information:
Straight-lined rental revenue	$388	$518
Dividends per common share	$0.75	$0.70

(A)
The National Association of Real Estate Investment Trusts (“NAREIT”) developed FFO as a relative non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP and management provides FFO herein because it believes this information is useful to investors in this regard. FFO is a widely used measure of the operating performance of real estate companies and is provided here as a supplemental measure to GAAP net income available to common shareholders and earnings per share. Pursuant to the definition of FFO by the Board of Governors of NAREIT, we calculate FFO as net income available to common shareholders, computed in accordance with GAAP, excluding gains and losses from sales or acquisitions of depreciable operating properties and impairment losses of depreciable real estate, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships, joint ventures and other affiliates. Adjustments for unconsolidated partnerships, joint ventures and other affiliates are calculated to reflect FFO on the same basis. We have calculated FFO for all periods presented in accordance with this definition. FFO is a non-GAAP financial measure. FFO does not represent cash flows from operations as defined by GAAP and is not indicative that cash flows are adequate to fund all cash needs and is not to be considered an alternative to net income or any other GAAP measure as a measurement of the results of our operations or our cash flows or liquidity as defined by GAAP. It should also be noted that not all REITs calculate FFO the same way so comparisons with other REITs may not be meaningful. In addition to FFO, we present FFO as adjusted. Management believes it is useful to provide it here as a supplemental measure to GAAP net income available to common shareholders and earnings per share. FFO as adjusted is FFO plus charges for loan losses, costs (gain) associated with loan refinancing or payoff, net, preferred share redemption costs and transaction costs, less gain on acquisitions. FFO as adjusted is a non-GAAP financial measure. FFO as adjusted does not represent cash flows from operations as defined by GAAP and is not indicative that cash flows are adequate to fund all cash needs and is not to be considered an alternative to net income or any other GAAP measure as a measurement of the results of the Company's operations, cash flows or liquidity as defined by GAAP.

The additional 1.9 million common shares that would result from the conversion of the Company's 5.75% Series C cumulative convertible preferred shares and the additional 1.6 million common shares that would result from the conversion of the Company's 9.00% Series E cumulative convertible preferred shares and the corresponding add-back of the preferred dividends declared on those shares are not included in the calculation of diluted earnings per share and FFO per share for the three months ended March 31, 2012 because the effect is anti-dilutive.

ENTERTAINMENT PROPERTIES TRUST
Condensed Consolidated Balance Sheets
(Dollars in thousands)

	March 31, 2012	December 31, 2011
Assets	(unaudited)
Rental properties, net of accumulated depreciation of $347,586 and $335,116 at March 31, 2012 and December 31, 2011, respectively	$1,830,930	$1,819,176
Rental properties held for sale, net	3,895	4,696
Land held for development	184,457	184,457
Property under development	35,419	22,761
Mortgage notes and related accrued interest receivable, net	364,412	325,097
Investment in a direct financing lease, net	234,875	233,619
Investment in joint ventures	10,112	25,053
Cash and cash equivalents	11,474	14,625
Restricted cash	24,938	19,312
Intangible assets, net	4,247	4,485
Deferred financing costs, net	19,303	18,527
Accounts receivable, net	35,602	35,005
Notes and related accrued interest receivable, net	4,989	5,015
Other assets	26,192	22,167
Total assets	$2,790,845	$2,733,995
Liabilities and Equity
Accounts payable and accrued liabilities	$30,603	$36,036
Dividends payable	41,119	38,711
Unearned rents and interest	16,388	6,850
Long-term debt	1,224,840	1,154,295
Total liabilities	1,312,950	1,235,892
Entertainment Properties Trust shareholders’ equity	1,449,823	1,470,049
Noncontrolling interests	28,072	28,054
Equity	1,477,895	1,498,103
Total liabilities and equity	$2,790,845	$2,733,995

About Entertainment Properties Trust
Entertainment Properties Trust (NYSE:EPR) is a specialty real estate investment trust (REIT) that invests in properties in select categories which require unique industry knowledge, while offering the potential for stable and attractive returns. Our total investments exceed $3 billion and include megaplex movie theatres and adjacent retail, public charter schools and other destination recreational and specialty investments. We adhere to rigorous underwriting and investing criteria, centered on key industry and property level cash flow standards. We believe our focused niche approach provides a competitive advantage, and the potential for higher growth and better yields. Further information is available at www.eprkc.com or from Brian Moriarty at 888-EPR-REIT.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

With the exception of historical information, certain statements contained or incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as those pertaining to our acquisition or disposition of properties, our capital resources, future expenditures for development projects, and our results of operations. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “expects,” “pipeline,” “anticipates,” “estimates,” “offers,” “plans,” “would,” “may” or other similar expressions or other comparable terms or discussions of strategy, plans or intentions contained or incorporated by reference herein. While references to commitments for investment spending are based on present commitments and agreements of the Company, we cannot provide assurance that these transactions will be completed on satisfactory terms. In addition, references to our budgeted amounts and guidance are forward-looking statements.  Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.